Exhibit 10.2

SKYWORKS SOLUTIONS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
GRANTED UNDER 2015 LONG-TERM INCENTIVE PLAN
AGREEMENT made this [__] day of [_ , 20[ ]] (the “Grant Date”), between Skyworks Solutions, Inc., a Delaware corporation (the “Company”), and [_ ] (the “Participant”).
For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of Option.
This stock option agreement (the “Agreement”) evidences the grant by the Company on the Grant Date to the Participant of an option to purchase, in whole or in part, a total of [_ ] shares (the “Shares”) of common stock, $.25 par value per share, of the Company (“Common Stock”) at [_ ] per Share, subject to the terms and conditions set forth in this Agreement and in the Company’s 2015 Long-Term Incentive Plan (the “Plan”). Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern Time, on [_ ] (the “Final Exercise Date”). The Participant agrees that the option shall be subject to the vesting provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.
It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.
This option will become exercisable (“vest”) as to [_________________________], provided the Participant continues to provide active service to the Company and/or its subsidiaries and affiliates on each vesting date.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, or by any other form of notice (including electronic notice) that has been approved by the Company, and received by the Company at its principal office or by a person designated by the Company, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
4.Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld in respect of this option.

5.	Nontransferability of Option.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

7.	Miscellaneous.
(a)No Advice Regarding Grant. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. The Participant acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the option pursuant to Section 2 hereof is earned only by continuing service as an Eligible Participant at the will of the Company. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(c)Invention/Secrecy. The Participant agrees that he or she will promptly disclose to the Company any invention or discovery, whether or not patentable (hereafter termed “invention” or “inventions”) that he or she makes or conceives, or first actually reduces to practice, solely or jointly with others, during the Participant’s service, and which at the time of disclosure to the Company or at the time of making or conceiving, or first actually reducing to practice (a) results from or is related to any assignments given to or assumed by the Participant, or (b) is subject to any contractual obligation of the Company to a third party, or (c) utilized the time, equipment, supplies, facilities, or trade secret information of the Company, or (d) pertains to any actual or anticipated Company work, product, research, business activity, or any logical extension thereof, and the Participant will assign and does hereby assign to the Company the Participant’s entire right, title and interest (domestic and foreign and including all rights under the International Convention for the Protection of Industrial Property) in all such inventions, subject to the requirements of law, and without further compensation or award of any kind to the Participant from the Company, or any customer; and that if during the period of the Participant’s service, the Participant has access to any confidential or proprietary information, technical or otherwise, that belongs to the Company, its customers, subcontractors and any other individuals or companies having any kind of association or relationship with the Company, the Participant will not, except as required by the Participant’s duties as an employee or consultant of the Company, use or disclose or authorize anyone else to use or disclose, any such information, either during the Participant’s service or thereafter for so long as such information is not publicly or generally known. Anything possessed by the Participant that discloses or embodies such information will be delivered to the Company prior to the Participant’s leaving its service. The Participant agrees not to disclose information concerning the work-in-progress at the Company to anyone not authorized to receive it. Confidential or proprietary information includes but is not limited to customer lists, employee lists, internal Company telephone, electronic, and other employee contact information, the Company’s methods of doing business including business plans and strategies, pricing plans and strategies; the Company’s products and services including inventions and ideas, technical data, designs, know-how and negative know-how, software programs, projects, contemplated projects, research and any other information that is not generally known to competitors or to the general public.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(f)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.
(g)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.
(h)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(i)Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.
(j)Non-Solicitation. The Participant agrees that while employed by, or in the service of, the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company’s relationships with such employees. Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this Agreement shall be entitled to recover its costs and attorneys’ fees from the other party.
(k)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.

By:
Title:

Participant (Signature):____________________
Print Name ______________________________

Address:

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